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                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               -----------------

Filed by the Registrant {x}

Filed by a Party other than the Registrant {x}

Check the appropriate box:

{ } Preliminary Proxy Statement

{ } Definitive Proxy Statement

{x} Definitive Additional Materials

{ } Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           ------------------------

                           BURLINGTON NORTHERN INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           BURLINGTON NORTHERN INC.

                 (NAME OF PERSON (S)  FILING PROXY STATEMENT)

                           ------------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

{ } $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

{ } $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

{x} Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
   2) Aggregate number of securities to which transaction applies: 187,049,738 shares of Santa Fe Pacific Corporation common stock.
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)
   4) Proposed maximum aggregate value of transaction: $3,148,047,091 (/2/)

(/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 respectively.

(/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

 {x} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:  ........... $1,145,590
   (2) Form, Schedule or Registration Statement No.:
                       .................... Preliminary Proxy Statement
                                            Registration Statement on Form S-4
                                            (Reg. No. 33-56007)
                       .................... Registration Statement on Form S-4
   (3) Filing Party:   .................... Burlington Northern Inc./Santa Fe
                                            Pacific Corporation
                       .................... Burlington Northern Inc./Santa Fe
                                            Pacific Corporation
                       .................... Burlington Northern Inc./Santa Fe
                                            Pacific Corporation
   (4) Date Filed:     .................... August 8, 1994
                       .................... October 12, 1994
                       .................... October 27, 1994

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                   [Letterhead of Burlington Northern Inc.]

Contact:     Richard A. Russack                            For Immediate Release
             (817) 333-6116


                BURLINGTON NORTHERN AND SANTA FE SIGN AGREEMENT
                INCREASING EXCHANGE RATIO FOR MERGER AGREEMENT

        FORTH WORTH, Texas, October 27, 1994 -- Burlington Northern Inc. (BN) and Santa Fe Pacific Corporation (Santa Fe) today executed an amendment to their merger agreement that increases the exchange ratio to 0.34 of a share of BN common stock for each share of Santa Fe common stock in the tax-free transaction that will combine Santa Fe into BN.

        As a result, Santa Fe Shareholders would receive the equivalent of about $17.13 per share based on the October 26th closing price of BN common stock on the New York Stock Exchange. The exchange ratio was 0.27 of a share of BN common stock for each Santa Fe share when the merger was announced last June 30. All other terms of the merger agreement remain the same.

        Separate, special shareholders' meeting are scheduled for November 18 to vote on the merger. The merger is also subject to ICC approval, which is expected to occur by April 1, 1996.

        Burlington Northern Inc. is the parent company of Burlington Northern Railroad, the largest transporter of grain and coal in North America. It also serves customers in a variety of consumer, automotive, forest products and manufacturing industries in 25 states and two Canadian provinces.

        Santa Fe Corporation is the parent company of the Atchison, Topeka and Santa Fe Railway and Santa Fe Pacific Pipeline Partners, L.P. Santa Fe Railway serves 12 western, midwestern and southwestern states over high speed, high capacity routes between Chicago, the West Coast and the Gulf of Mexico. Noted for quality intermodal services, it handled more than 1.22 million units in 1993.


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